UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 20, 2018

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.
(b) On March 20, 2018, Robert P. Worcester, member of the boards of directors of Trinity Capital Corporation (the "Company") and its wholly owned subsidiary, Los Alamos National Bank (the "Bank"), notified the board of directors of the Company (the "Board") of his decision to retire from the Board and the board of directors of the Bank immediately following the Company's 2018 annual shareholder meeting.
Mr. Worcester has served as a director of the Company and the Bank since 1995 and served as the Chairman of the Board of the Company from 2008 to 2012.  He currently serves as the Chair of the Board's Trust and Investment Committee and is a member of the Board's Audit and Nominating and Governance Committees.  The Board, the Company and the Bank appreciate Mr. Worcester's years of dedicated service and express their warm wishes for a long and happy retirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: March 21, 2018	By:	/s/ John S. Gulas
John S. Gulas President & Chief Executive Officer